SUREWEST REPORTS SECOND QUARTER 2010 RESULTS

•	Fifth consecutive quarter of positive free cash flow; $4 million for six months ended June 30, 2010 compared to $500 thousand in same period last year

•	7% year-over-year Broadband revenue growth

•	17% year-over-year Broadband Business revenue growth

•	4% year-over-year Broadband Residential revenue growth including a 3% ARPU increase and 4% RGU growth (highest sequential RGU growth since 2008)

•	Consolidated residential voice RGUs declined by 600 from last quarter, the lowest sequential decline in over two years

•	Excluding second quarter severance-related costs of an estimated $1.6 million, net income was $323 thousand

ROSEVILLE, CA – July 29, 2010 – SureWest Communications (NASDAQ: SURW) today announced operating results for the second quarter ended June 30, 2010.

Steve Oldham, SureWest’s president and chief executive officer, said, “Our second quarter results demonstrated our ability to create growth in both business and residential markets with reduced year-to-date capital expenditures. We remain focused on growing revenues, margins and free cash flow through increases in our commercial service offerings and residential triple-play growth while continuing our cost-saving initiatives.

“Expanding our fiber-to-the-home network over the last five years has provided us a significant performance advantage over our competitors. We have a large inventory of marketable homes and therefore do not require further capital expenditures to extend the network. We built momentum in our core Broadband segment during the quarter, highlighted by Advanced Digital TV and wireless carrier backhaul. Advanced Digital TV triggered a sequential increase of 5,200 RGUs, our best results since 2008. Taking advantage of our ubiquitous fiber network, we are working with three major carriers to provide wireless backhaul service to over 200 cell sites and are in negotiations for 100 additional sites. These backhaul projects set the stage for future growth on recurring revenue streams, and can be delivered quickly and cost efficiently due to our high-capacity networks and proximity to cellular sites.”

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	Y-O-Y Comparison				Q-O-Q Comparison
Consolidated	Q2 '10	Q2 '09	Change	%	Q1 '10	Change	%
Broadband Revenue	$43,076	$40,259	$2,817	7%	$42,577	$499	1%
Telecom Revenue	17,472	20,671	(3,199)	(15%)	17,611	(139)	(1%)
Total Revenue	60,548	60,930	(382)	(1%)	60,188	360	1%
EBITDA (adjusted)	19,928	19,859	69	0%	19,468	460	2%
Income from Continuing Operations	(527)	899	(1,426)	(159%)	527	(1,054)	(200%)
Income from Continuing Ops (w/o severance)	323	899	(576)	(64%)	527	(204)	(39%)
Capital Expenditure	13,878	11,170	2,708	24%	12,536	1,342	11%
Free Cash Flow	857	3,957	(3,100)	(78%)	3,097	(2,240)	(72%)
Net Debt	212,891	226,806	(13,915)	(6%)	208,063	4,828	2%
See Non-GAAP measure notes near end of release, and EBITDA, Free Cash Flow and Net Debt reconciliations for detailed adjustments.

Financial Results

Consolidated revenues decreased 1% year-over-year to $60.5 million as Broadband revenue growth of 7% was offset by Telecom revenue declines of 15%. Excluding estimated severance costs, adjusted EBITDA remained flat year-over-year at $19.9 million. On June 30, 2010, the company reduced its workforce by 60 positions as part of ongoing cost-efficiency reviews. This resulted in an estimated annual expense savings of at least $5.0 million beginning in 2011, with a savings of approximately $1.0 million over the third and fourth quarters of 2010. Additionally, the company will continue with cost-saving initiatives such as the consolidation of office space, which is expected to save $1.3 million annually beginning in 2011, and reductions in professional fees for further annual savings of approximately $1.0 million.

Operating expenses, exclusive of depreciation and amortization, increased 3% year-over-year to $43.2 million due primarily to an estimated $1.6 million in severance costs. The second quarter also saw an increase in transport charges associated with commercial services growth and an increase in video license fees due to higher programming rates and new channel additions.

Net loss for the quarter was $527 thousand compared to net income of $959 thousand in the same period last year. Earnings per share from continuing operations was negative $.04 compared to positive $.06 in the second quarter 2009 and positive $.04 in the first quarter 2010. Excluding estimated severance costs, net income for the quarter was $323 thousand and second quarter adjusted earnings per share was $.02.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, was positive $857 thousand for the quarter and $4 million for the six months ended June 30, 2010, compared to $500 thousand for the first six months of 2009. SureWest expects that its capital expenditures and associated free cash flow results will vary quarter-to-quarter based on developing commercial sales opportunities such as data center space and wireless carrier backhaul.

Cash and cash equivalents decreased sequentially to $6.2 million from $7.0 million. During the quarter, SureWest repurchased 358 thousand shares of outstanding stock for $2.5 million. Total debt net of cash and cash equivalents (net debt) was $212.9 million, resulting in a net debt to adjusted EBITDA ratio of 2.73.

Capital expenditures totaled $13.9 million for the second quarter and $26.4 million for the six months ended June 30, 2010, compared to $29.5 million for the first six months of 2009. The company is lowering projected 2010 capital expenditures from $55-60 million to $50-55 million due to a more selective success-based capital plan and a reduction in core maintenance expenditures. The 2010 capital plan remains aimed at increasing commercial growth and residential RGUs, with approximately two-thirds of expenditures for success-based investment.

Broadband Segment Results

Broadband revenues increased 7% year-over-year and accounted for 71% of the company’s total revenues, compared to 66% in the second quarter 2009. This continues the company’s long-term trend of offsetting structural declines in the traditional Telecom business with increases in the growing Broadband segment.

Broadband Residential:
Broadband Residential revenues increased 4% year-over-year to $30.9 million due to 3% growth in ARPU and a 4% increase in RGUs. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q2 '10 vs. Q2 '09 change			Q2 '10 vs. Q1 '10 change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	8%	0%	4%	3%	2%	2%
Video RGUs	4%	0%	2%	5%	2%	3%
Voice RGUs	21%	-2%	9%	5%	1%	3%
Data RGUs	1%	2%	2%	1%	2%	1%
Total Residential Subscribers	1%	2%	1%	1%	1%	1%

During the second quarter, which was the first full quarter of the Advanced Digital TV offering, 1,700 net video RGUs were added, compared to a loss of 500 video RGUs in the first quarter 2010. Through June, SureWest has added 6,905 Advanced Digital TV subscribers, representing 29% of overall video RGUs in the Sacramento market. Compared to Sacramento’s other video platform, monthly recurring revenues for Advanced Digital TV were 12% higher, premium channel take rates were 34% higher and the high definition (HD) take rate was 27% higher.

ARPU for the company’s fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) networks increased 1% year-over-year to $116 from $115 as customer demand for higher data speeds, and HD and DVR services increased from the prior year. Sequentially, ARPU declined by $1 from $117 primarily due to the aggressive promotional activity related to a retention and acquisition campaign regarding the launch of Advanced Digital TV. The launch campaign was designed to drive RGU growth through a short-term discount with an expectation for ARPU increases as the promotional period phases out and customers retain the advanced triple-play bundle due to a superior experience.

Residential customer churn improved to 1.6% in the second quarter compared to 1.7% in the same period last year as the company continues to execute on churn reduction techniques such as tailored renewal offers, and network and product enhancements to increase customer retention and loyalty.

Broadband Business:
Broadband Business revenues increased by $1.6 million, or 17%, year-over-year to $11.3 million. Customer counts increased 7% year-over-year to 7,300 and ARPU grew 9% from the prior year to $518. Business service growth expectations remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU 6% year-over-year while increasing customer counts by 20%. In Sacramento, sales contracts and activity increased during the first half of 2010 compared to last year. SureWest’s fiber-optic network provides a superior long-term solution for customers in both regions and is driving additional revenue opportunities. For example, the company has commitments to bill over 200 wireless carrier backhaul sites, and is in negotiations for 100 additional sites.

Telecom Segment Results

Telecom revenues declined 15% year-over-year to $17.5 million due to the industry-wide trend of declines in access lines and access revenues. As the company focuses on growing its Broadband segment, the Telecom segment continues to account for a smaller percentage of total company revenues at 29%, compared to 34% in the second quarter 2009. Internal forecasts anticipate the slowing of Telecom declines over the next several years.

Telecom Residential:
Telecom Residential revenues declined 30% year-over-year to $4.5 million resulting from losses in Telecom voice RGUs of 27% year-over-year. Of the 12,300 year-over-year Telecom Residential voice RGU losses, 5,000, or 41%, migrated to the SureWest Broadband Voice over IP service.

Telecom Business:
Telecom Business revenues declined 8% year-over-year to $8.4 million due to a decline in small- and medium-sized business customers, particularly those impacted by California’s depressed real estate industry, as well as a decrease in services from a few large carriers. These declines are related to the economy, not competition, and are expected to flatten out and begin growing as the Sacramento economy recovers and vacancy rates improve.

Telecom Access:
Telecom Access revenues decreased $545 thousand year-over-year to $4.4 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF) subsidy and the decline in switched access revenues related to access line loss. The annual CHCF subsidies are scheduled to be $4.1 million in 2010, a decrease from $6.1 million in 2009, and will continue to decline by $2 million annually through 2011. Additionally, the transport interconnection charge will be eliminated effective January 1, 2011 resulting in an estimated reduction of $2 million in 2011 intrastate access revenues.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release; the company has presented non-GAAP financial measures such as adjusted EBITDA, free cash flow and net debt. Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. Free cash flow is a measure of operating cash flows available for corporate purposes after providing significant fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 11 a.m. Eastern Time on Thursday, July 29. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations website at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, August 5, 2010 by calling 888.286.8010 and entering pass code 61012602. Visit www.surw.com for updates prior to the call.

About SureWest
SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST COMMUNICATIONS
CONDENDSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Six Months Ended	Six Months Ended	$	%
	June 30, 2010	June 30, 2009	Change	Change
Operating revenues:
Broadband	$85,653	$79,481	$6,172	8%
Telecom	35,083	42,391	(7,308)	-17%
Total operating revenues	120,736	121,872	(1,136)	-1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	51,179	50,132	1,047	2%
Customer operations and selling	16,434	16,580	(146)	-1%
General and administrative	17,576	18,187	(611)	-3%
Depreciation and amortization	30,368	29,038	1,330	5%
Total operating expenses	115,557	113,937	1,620	1%

Income from operations	5,179	7,935	(2,756)	-35%

Other income (expense):
Interest income	46	71	(25)	-35%
Interest expense	(3,878)	(5,356)	1,478	28%
Other, net	(333)	(172)	(161)	-94%
Total other income (expense), net	(4,165)	(5,457)	1,292	24%

Income from continuing operations before income taxes	1,014	2,478	(1,464)	-59%

Income tax expense	1,014	1,500	(486)	-32%

Income from continuing operations	-	978	(978)	-100%

Discontinued operations, net of tax:
Loss from discontinued operations	–	(69)	69	100%
Gain on sale of discontinued operations	–	2,568	(2,568)	-100%
Total discontinued operations	–	2,499	(2,499)	-100%

Net income	$-	$3,477	$(3,477)	-100%

Basic and diluted earnings per common share:
Income from continuing operations	$-	$0.07	$(0.07)
Discontinued operations, net of tax	-	0.18	(0.18)
Net income per basic and diluted common share	$-	$0.25	$(0.25)

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,958	13,992	(34)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended June 30, 2010	Quarter Ended June 30, 2009	$ Change	% Change
Operating revenues:
Broadband	$43,076	$40,259	$2,817	7%
Telecom	17,472	20,671	(3,199)	-15%
Total operating revenues	60,548	60,930	(382)	-1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,261	25,118	1,143	5%
Customer operations and selling	8,225	8,345	(120)	-1%
General and administrative	8,763	8,624	139	2%
Depreciation and amortization	15,262	14,228	1,034	7%
Total operating expenses	58,511	56,315	2,196	4%

Income from operations	2,037	4,615	(2,578)	-56%

Other income (expense):
Investment income Interest income	28	34	(6)	-18%
Interest expense	(2,235)	(3,046)	811	27%
Other, net	(167)	(88)	(79)	-90%
Total other income (expense), net	(2,374)	(3,100)	726	23%

Income (loss) from continuing operations before income taxes	(337)	1,515	(1,852)	-122%

Income tax expense	190	616	(426)	-69%

Income (loss) from continuing operations	(527)	899	(1,426)	-159%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	–	–	–	–
Gain on sale of discontinued operations	–	60	(60)	-100%
Total discontinued operations	–	60	(60)	-100%

Net income (loss)	$(527)	$959	$(1,486)	-155%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$(0.04)	$0.06	$(0.10)
Discontinued operations, net of tax	-	0.01	(0.01)
Net income (loss) per basic and diluted common share	$(0.04)	$0.07	$(0.11)

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,913	14,020	(107)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	June 30, 2010	March 31, 2010	Change	Change
Operating revenues:
Broadband	$43,076	$42,577	$499	1%
Telecom	17,472	17,611	(139)	-1%
Total operating revenues	60,548	60,188	360	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,261	24,918	1,343	5%
Customer operations and selling	8,225	8,209	16	0%
General and administrative	8,763	8,813	(50)	-1%
Depreciation and amortization	15,262	15,106	156	1%
Total operating expenses	58,511	57,046	1,465	3%

Income from operations	2,037	3,142	(1,105)	-35%

Other income (expense):
Investment income Interest income	28	18	10	56%
Interest expense	(2,235)	(1,643)	(592)	-36%
Other, net	(167)	(166)	(1)	-1%
Total other income (expense), net	(2,374)	(1,791)	(583)	-33%

Income (loss) from continuing operations before income taxes	(337)	1,351	(1,688)	-125%

Income tax expense	190	824	(634)	-77%

Income (loss) from continuing operations	(527)	527	(1,054)	-200%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	–	–	–	–
Gain on sale of discontinued operations	–	–	–	–
Total discontinued operations	–	–	–	–

Net income (loss)	$(527)	$527	$(1,054)	-200%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$(0.04)	$0.04	$(0.08)
Discontinued operations, net of tax	-	-	-
Net income (loss) per basic and diluted common share	$(0.04)	$0.04	$(0.08)

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,913	14,002	(89)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION
(Unaudited; Amounts in thousands, except per share amounts)

	As Reported Quarter Ended June 30, 2010	Severance and Related Costs	Adjusted Quarter Ended June 30, 2010	Quarter Ended June 30, 2009	$ Change	% Change

Total operating revenues	$60,548	$-	$60,548	$60,930	$(382)	-1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,261	359	25,902	25,118	784	3%
Customer operations and selling	8,225	135	8,090	8,345	(255)	-3%
General and administrative	8,763	1,146	7,617	8,624	(1,007)	-12%
Depreciation and amortization	15,262	-	15,262	14,228	1,034	7%
Total operating expenses	58,511	1,640	56,871	56,315	556	1%

Income from operations	2,037	(1,640)	3,677	4,615	(938)	-20%

Total other income (expense), net	(2,374)	-	(2,374)	(3,100)	726	23%

Income (loss) from continuing operations before income taxes	(337)	(1,640)	1,303	1,515	(212)	-14%

Income tax expense (benefit)	190	(790)	980	616	364	59%

Net income (loss) from continuing operations	(527)	(850)	323	899	(576)	-64%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	–	–	–	–	–	–
Gain on sale of discontinued operations	–	–	–	60	(60)	-100%
Total discontinued operations	–	–	–	60	(60)	-100%

Net income (loss)	$(527)	$(850)	$323	$959	$(636)	-66%

Basic and diluted earnings per common share:
Net income (loss) per basic and diluted common share	$(0.04)	$(0.06)	$0.02	$0.07	$(0.05)

	As Reported Ended Quarter June 30, 2010	Severance and Related Costs	Adjusted Quarter Ended June 30, 2010	Quarter Ended March 31, 2010	$ Change	% Change

Total operating revenues	$60,548	$-	$60,548	$60,188	$360	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,261	359	25,902	24,918	984	4%
Customer operations and selling	8,225	135	8,090	8,209	(119)	-1%
General and administrative	8,763	1,146	7,617	8,813	(1,196)	-14%
Depreciation and amortization	15,262	-	15,262	15,106	156	1%
Total operating expenses	58,511	1,640	56,871	57,046	(175)	0%

Income from operations	2,037	(1,640)	3,677	3,142	535	17%

Total other income (expense), net	(2,374)	-	(2,374)	(1,791)	(583)	-33%

Income (loss) from continuing operations before income taxes	(337)	(1,640)	1,303	1,351	(48)	-4%

Income tax expense (benefit)	190	(790)	980	824	156	19%

Net income (loss)	$(527)	$(850)	$323	$527	$(204)	-39%

Basic and diluted earnings per common share:
Net income (loss) per basic and diluted common share	$(0.04)	$(0.06)	$0.02	$0.04	$(0.02)

SureWest Communications
Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures
(on a consolidated and a segment basis)
(Unaudited; Amounts in thousands)

Consolidated Results of Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Operating revenues (1)
Residential	$35,713	$36,180	$35,246	$35,845	$142,984	$35,842	$35,390	$71,232	$(790)	(2%)	$(452)	(1%)
Business	18,633	18,704	18,705	18,969	75,011	18,988	19,653	38,641	949	5%	665	4%
Access	6,031	5,351	5,031	4,942	21,355	4,887	4,949	9,836	(402)	(8%)	62	1%
Other	565	695	547	543	2,350	471	556	1,027	(139)	(20%)	85	18%
Total operating revenues from external customers	60,942	60,930	59,529	60,299	241,700	60,188	60,548	120,736	(382)	(1%)	360	1%

Operating expenses (1)	42,812	42,087	41,653	41,851	168,403	41,940	43,249	85,189	1,162	3%	1,309	3%
Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	30,368	1,034	7%	156	1%
Income from operations	$3,320	$4,615	$2,616	$3,022	$13,573	$3,142	$2,037	$5,179	$(2,578)	(56%)	$(1,105)	(35%)

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)	$667	$527	$(527)	$-	$(1,426)	(159%)	$(1,054)	(200%)
Add: income tax expense	884	616	14	492	2,006	824	190	1,014	(426)	(69%)	(634)	(77%)
Less: other (income)/expense	2,357	3,100	2,813	2,630	10,900	1,791	2,374	4,165	(726)	(23%)	583	33%
Income from operations	3,320	4,615	2,616	3,022	13,573	3,142	2,037	5,179	(2,578)	(56%)	(1,105)	(35%)
Add (subtract):
Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	30,368	1,034	7%	156	1%
Non-cash pension expense	755	552	642	642	2,591	420	341	761	(211)	(38%)	(79)	(19%)
Non-cash stock compensation expense	608	464	443	495	2,010	800	1,144	1,944	680	147%	344	43%
Severance and other related costs (3)	-	-	-	-	-	-	1,144	1,144	1,144	100%	1,144	100%
Adjusted EBITDA (2)	$19,493	$19,859	$18,961	$19,585	$77,898	$19,468	$19,928	$39,396	$69	0%	$460	2%

Adjusted EBITDA margin	32%	33%	32%	32%	32%	32%	33%	33%

Consolidated Free Cash Flow from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)	$667	$527	$(527)	$-	$(1,426)	(159%)	$(1,054)	(200%)
Add: Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	30,368	1,034	7%	156	1%
Less: Capital expenditures	(18,352)	(11,170)	(13,841)	(14,967)	(58,330)	(12,536)	(13,878)	(26,414)	(2,708)	(24%)	(1,342)	(11%)
Free cash flow (4)	$(3,463)	$3,957	$1,208	$359	$2,061	$3,097	$857	$3,954	$(3,100)	(78%)	$(2,240)	(72%)

Consolidated Net Debt Ratio from Continuing Operations

	For 2009 Quarters Ended:				For 2010 Quarters Ended:		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	March 31	June 30	$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$240,187	$236,685	$226,683	$223,045	$215,045	$219,045	$(17,640)	(7%)	$4,000	2%
Less: Cash and cash equivalents	(1,678)	(9,879)	(7,138)	(7,489)	(6,982)	(6,154)	3,725	38%	828	12%
Net Debt (5)	$238,509	$226,806	$219,545	$215,556	$208,063	$212,891	$(13,915)	(6%)	$4,828	2%

Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$238,509	$226,806	$219,545	$215,556	$208,063	$212,891

Divided by: Adjusted EBITDA (TTM)	$74,226	$74,315	$75,328	$77,898	$77,873	$77,942

Ratio of net debt to Adjusted EBITDA (6)	3.21	3.05	2.91	2.77	2.67	2.73

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the Adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month period. This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SureWest Communications
Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures
(on a consolidated and a segment basis)
(Unaudited; Amounts in thousands)

Broadband Results of Operations
	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Data	$10,763	$11,184	$11,236	$11,878	$45,061	$12,248	$12,145	$24,393	$961	9%	$(103)	(1%)
Video	11,689	11,995	11,711	12,127	47,522	12,219	12,166	24,385	171	1%	(53)	(0%)
Voice	6,399	6,594	6,442	6,462	25,897	6,507	6,600	13,107	6	0%	93	1%
Total residential revenues	28,851	29,773	29,389	30,467	118,480	30,974	30,911	61,885	1,138	4%	(63)	(0%)
Business	9,585	9,615	10,018	10,336	39,554	10,570	11,253	21,823	1,638	17%	683	6%
Access	384	398	427	419	1,628	727	541	1,268	143	36%	(186)	(26%)
Other	402	473	341	344	1,560	306	371	677	(102)	(22%)	65	21%
Total operating revenues from external customers	39,222	40,259	40,175	41,566	161,222	42,577	43,076	85,653	2,817	7%	499	1%
Intersegment revenues	91	94	93	160	438	168	145	313	51	54%	(23)	(14%)
Total operating revenues	39,313	40,353	40,268	41,726	161,660	42,745	43,221	85,966	2,868	7%	476	1%

Operating expenses without depreciation	34,695	34,294	34,615	34,247	137,851	35,137	36,003	71,140	1,709	5%	866	2%
Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	24,320	857	8%	(40)	(0%)
Loss from operations	$(7,002)	$(5,224)	$(6,546)	$(4,778)	$(23,550)	$(4,572)	$(4,922)	$(9,494)	$302	6%	$(350)	(8%)

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Net loss from continuing operations	$(5,398)	$(4,884)	$(5,619)	$(4,881)	$(20,782)	$(3,720)	$(4,269)	$(7,989)	$615	13%	$(549)	(15%)
Add: income tax benefits	(3,656)	(3,312)	(3,810)	(2,675)	(13,453)	(2,504)	(2,867)	(5,371)	445	13%	(363)	(14%)
Less: other (income)/expense	2,052	2,972	2,883	2,778	10,685	1,652	2,214	3,866	(758)	(26%)	562	34%
Loss from operations	(7,002)	(5,224)	(6,546)	(4,778)	(23,550)	(4,572)	(4,922)	(9,494)	302	6%	(350)	(8%)
Add (subtract):
Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	24,320	857	8%	(40)	(0%)
Non-cash pension expense	327	56	197	199	779	205	162	367	106	189%	(43)	(21%)
Non-cash stock compensation expense	304	231	221	246	1,002	386	560	946	329	142%	174	45%
Severance and other related costs (3)	-	-	-	-	-	-	469	469	469	100%	469	100%
Adjusted EBITDA (2)	$5,249	$6,346	$6,071	$7,924	$25,590	$8,199	$8,409	$16,608	$2,063	33%	$210	3%

Adjusted EBITDA margin	13%	16%	15%	19%	16%	19%	19%	19%

Telecom Results of Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Residential	$6,862	$6,407	$5,857	$5,378	$24,504	$4,868	$4,479	$9,347	$(1,928)	(30%)	$(389)	(8%)
Business	9,048	9,089	8,687	8,633	35,457	8,418	8,400	16,818	(689)	(8%)	(18)	(0%)
Access	5,647	4,953	4,604	4,523	19,727	4,160	4,408	8,568	(545)	(11%)	248	6%
Other	163	222	206	199	790	165	185	350	(37)	(17%)	20	12%
Total operating revenues from external customers	21,720	20,671	19,354	18,733	80,478	17,611	17,472	35,083	(3,199)	(15%)	(139)	(1%)
Intersegment revenues	4,874	4,981	5,043	4,999	19,897	4,919	5,091	10,010	110	2%	172	3%
Total operating revenues	26,594	25,652	24,397	23,732	100,375	22,530	22,563	45,093	(3,089)	(12%)	33	0%

Operating expenses without depreciation	13,082	12,868	12,174	12,763	50,887	11,890	12,482	24,372	(386)	(3%)	592	5%
Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	6,048	177	6%	196	7%
Income from operations	$10,322	$9,839	$9,162	$7,800	$37,123	$7,714	$6,959	$14,673	$(2,880)	(29%)	$(755)	(10%)

Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	2010	$ chg	%	$ chg	%
Net income from continuing operations	$5,477	$5,783	$5,408	$4,781	$21,449	$4,247	$3,742	$7,989	$(2,041)	(35%)	$(505)	(12%)
Add: income tax expense	4,540	3,928	3,824	3,167	15,459	3,328	3,057	6,385	(871)	(22%)	(271)	(8%)
Less: other (income)/expense	305	128	(70)	(148)	215	139	160	299	32	25%	21	15%
Income from operations	10,322	9,839	9,162	7,800	37,123	7,714	6,959	14,673	(2,880)	(29%)	(755)	(10%)
Add (subtract):
Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	6,048	177	6%	196	7%
Non-cash pension expense	428	496	445	443	1,812	215	179	394	(317)	(64%)	(36)	(17%)
Non-cash stock compensation expense	304	233	222	249	1,008	414	584	998	351	151%	170	41%
Severance and other related costs (3)	-	-	-	-	-	-	675	675	675	100%	675	100%
Adjusted EBITDA (2)	$14,244	$13,513	$12,890	$11,661	$52,308	$11,269	$11,519	$22,788	$(1,994)	(15%)	$250	2%

Adjusted EBITDA margin	54%	53%	53%	49%	52%	50%	51%	51%

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the Adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month period. This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	June 30,	December 31,	$	%
	2010	2009	Variance	Variance
ASSETS
Current assets:
Cash and cash equivalents	$6,154	$7,489	$(1,335)	(18%)
Short-term investments	551	4,306	(3,755)	(87%)
Accounts receivable, net	19,074	19,734	(660)	(3%)
Income tax receivable	2,156	2,221	(65)	(3%)
Prepaid expenses	3,938	3,704	234	6%
Deferred income taxes	9,030	3,373	5,657	168%
Other current assets	-	1,760	(1,760)	(100%)
Assets held for sale	6,009	6,009	-	0%
Total current assets	46,912	48,596	(1,684)	(3%)

Property, plant and equipment, net
	519,137	522,493	(3,356)	(1%)
Intangible and other assets:
Customer relationships, net	3,240	3,847	(607)	(16%)
Goodwill	45,814	45,814	-	0%
Deferred charges and other assets	2,674	2,113	561	27%
	51,728	51,774	(46)	(0%)
	$617,777	$622,863	$(5,086)	(1%)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$15,636	$15,636	$-	0%
Accounts payable	1,785	2,547	(762)	(30%)
Other accrued liabilities	15,084	18,315	(3,231)	(18%)
Advance billings and deferred revenues	8,056	8,580	(524)	(6%)
Accrued compensation	6,062	9,172	(3,110)	(34%)
Total current liabilities	46,623	54,250	(7,627)	(14%)

Long-term debt	203,409	207,409	(4,000)	(2%)
Deferred income taxes	61,532	54,856	6,676	12%
Accrued pension and other post-retirement benefits	33,284	32,451	833	3%
Other liabilities and deferred revenues	4,668	4,714	(46)	(1%)

Commitments and contingencies	–	–	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 13,970 and 14,148 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	144,427	146,844	(2,417)	(2%)
Accumulated other comprehensive loss	(15,338)	(15,280)	(58)	0%
Retained earnings	139,172	137,619	1,553	1%
Total shareholders' equity	268,261	269,183	(922)	(0%)
	$617,777	$622,863	$(5,086)	(1%)

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

BROADBAND	6/30/2010 [1]	6/30/2009 [1]	Chg	Chg %	3/31/2010 [1]	Chg	Chg %
Residential
Video
Marketable Homes [2]	265,100	239,800	25,300	11%	261,900	3,200	1%
RGUs	60,300	59,100	1,200	2%	58,600	1,700	3%
Penetration [2]	22.7%	23.7%	-1.0%	-4%	22.4%	0.4%	2%
ARPU	$68	$67	$1	2%	$69	$(1)	-2%
Voice
Marketable Homes	310,400	309,300	1,100	0%	309,900	500	0%
RGUs	74,200	68,000	6,200	9%	72,100	2,100	3%
Penetration	23.9%	22.0%	1.9%	9%	23.3%	0.6%	3%
ARPU	$30	$33	$(3)	-8%	$30	$0	-1%
Data
Marketable Homes	310,400	309,300	1,100	0%	309,900	500	0%
RGUs	99,200	97,700	1,500	2%	97,800	1,400	1%
Penetration	32.0%	31.6%	0.4%	1%	31.6%	0.4%	1%
ARPU	$41	$38	$3	8%	$42	$(1)	-1%
Total
RGUs	233,700	224,800	8,900	4%	228,500	5,200	2%

Subscriber totals
Subscribers [3]	103,100	101,800	1,300	1%	102,000	1,100	1%
Penetration	33.2%	32.9%	0.3%	1%	32.9%	0.3%	1%
ARPU [4]	$100	$97	$3	3%	$101	$(1)	-1%
Triple Play ARPU [5]	$116	$115	$1	1%	$117	$(1)	-1%
Triple Play RGUs per Subscriber [5]	2.57	2.58	(0.01)	0%	2.56	0.01	0%
Churn	1.6%	1.7%	-0.1%	-7%	1.6%	0.0%	1%

Business [6]
Customers	7,300	6,800	500	7%	7,200	100	1%
ARPU	$518	$475	$43	9%	$494	$24	5%

TELECOM	6/30/2010 [1]	6/30/2009 [1]	Chg	Chg %	3/31/2010 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	91,200	90,900	300	0%	91,100	100	0%
RGUs [7]	32,800	45,100	(12,300)	-27%	35,500	(2,700)	-8%
Cumulative Migration to Broadband Voice [8]	14,000	9,000	5,000	56%	12,900	1,100	9%
Penetration	36.0%	49.6%	-13.7%	-28%	39.0%	-3.0%	-8%
ARPU	$44	$45	$(1)	-3%	$44	$0	0%
Churn [9]	2.1%	2.3%	-0.1%	-6%	2.3%	-0.2%	-9%

Business [6]
Customers	8,200	8,900	(700)	-8%	8,300	(100)	-1%
ARPU	$340	$339	$1	0%	$334	$6	2%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	19,000	12,400	6,600	53%	17,500	1,500	9%
Telecom	32,800	45,100	(12,300)	-27%	35,500	(2,700)	-8%
Total ILEC Voice RGUs [10]	51,800	57,500	(5,700)	-10%	53,000	(1,200)	-2%
CLEC Residential Voice RGUs [11]	55,200	55,600	(400)	-1%	54,600	600	1%
TOTAL Residential Voice RGUs [12]	107,000	113,100	(6,100)	-5%	107,600	(600)	-1%

NETWORK METRICS	6/30/2010 [1]	6/30/2009 [1]	Chg	Chg %	3/31/2010 [1]	Chg	Chg %
Marketable Homes - Fiber	147,900	146,900	1,000	1%	147,700	200	0%
Marketable Homes - HFC	93,200	92,900	300	0%	93,000	200	0%
Marketable Homes - Copper 2-Play	45,300	69,500	(24,200)	-35%	47,900	(2,600)	-5%
Marketable Homes - Copper 3-Play	24,000	0	24,000	n/a	21,300	2,700	13%
Total	310,400	309,300	1,100	0%	309,900	500	0%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account. ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 82,600 at 6/30/09, 69,300 at 3/31/10, and 65,800 at 6/30/10.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

BROADBAND	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]
Residential
Video
Marketable Homes [2]	211,000	217,700	221,700	232,400	236,500	239,800	240,000	240,500	261,900	265,100
RGUs	55,200	57,100	58,500	60,100	60,000	59,100	59,200	59,100	58,600	60,300
Penetration [2]	24.9%	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%	22.4%	22.7%
ARPU	$64	$62	$59	$59	$65	$67	$66	$68	$69	$68
Voice
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400
RGUs	53,800	56,600	60,000	63,500	66,300	68,000	70,300	71,600	72,100	74,200
Penetration	18.8%	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%	23.3%	23.9%
ARPU	$33	$33	$32	$32	$33	$33	$31	$30	$30	$30
Data
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400
RGUs	91,800	94,000	95,700	97,400	98,100	97,700	97,700	98,500	97,800	99,200
Penetration	32.0%	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%	31.6%	32.0%
ARPU	$39	$37	$36	$36	$37	$38	$38	$40	$42	$41
Total
RGUs	200,800	207,700	214,200	221,000	224,400	224,800	227,200	229,200	228,500	233,700
Qtrly chg	2,300	6,900	6,500	6,800	3,400	400	2,400	2,000	(700)	5,200

Subscriber totals
Subscribers [3]	96,900	99,000	100,600	102,400	102,800	101,800	102,500	102,600	102,000	103,100
Penetration	33.8%	33.9%	33.9%	33.7%	33.4%	32.9%	33.1%	33.1%	32.9%	33.2%
ARPU [4]	$85	$89	$88	$89	$94	$97	$96	$99	$101	$100
Triple Play ARPU [5]	$111	$109	$106	$107	$112	$115	$112	$115	$117	$116
Triple Play RGUs per Subscriber [5]	2.59	2.60	2.60	2.59	2.59	2.58	2.57	2.57	2.56	2.57
Churn	1.4%	1.5%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%

Business [6]
Customers	6,000	6,200	6,300	6,500	6,700	6,800	7,000	7,100	7,200	7,300
ARPU	$412	$458	$494	$467	$484	$475	$483	$492	$494	$518

TELECOM	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]
Residential
Voice
Marketable Homes	89,900	90,000	90,500	90,800	90,800	90,900	90,900	91,000	91,100	91,200
RGUs [7]	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800
Cumulative Migration to Broadband Voice [8]	0	1,400	2,900	4,700	6,900	9,000	10,700	11,800	12,900	14,000
Penetration	74.3%	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%
ARPU	$44	$44	$43	$43	$44	$45	$45	$45	$44	$44
Churn [9]	2.3%	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%

Business [6]
Customers	9,600	9,600	9,400	9,200	9,000	8,900	8,700	8,500	8,400	8,200
ARPU	$311	$341	$354	$327	$332	$339	$329	$334	$334	$340

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]

ILEC Voice RGUs
Broadband	100	2,000	4,400	7,100	9,900	12,400	14,700	16,200	17,500	19,000
Telecom	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800
Total ILEC Voice RGUs [10]	66,900	64,900	62,900	61,100	59,400	57,500	56,000	54,700	53,000	51,800
CLEC Residential Voice RGUs [11]	53,700	54,600	55,600	56,400	56,400	55,600	55,600	55,400	54,600	55,200
TOTAL Residential Voice RGUs [12]	120,600	119,500	118,500	117,500	115,800	113,100	111,600	110,100	107,600	107,000
Qtrly change	(2,100)	(1,100)	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)

NETWORK METRICS	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]
Marketable Homes - Fiber	119,900	125,700	129,000	138,800	142,900	146,900	147,100	147,600	147,700	147,900
Marketable Homes - HFC	91,100	92,000	92,700	93,600	93,600	92,900	92,900	92,900	93,000	93,200
Marketable Homes - Copper 2-Play	75,600	74,500	74,900	71,800	71,700	69,500	69,400	69,200	47,900	45,300
Marketable Homes - Copper 3-Play	0	0	0	0	0	0	0	0	21,300	24,000
Total	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400

ACCESS LINES - Telecom [13]	110,200	105,900	100,200	94,600	88,400	82,600	77,600	73,200	69,300	65,800

[1-13] See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison